Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements (Form S-8 No. 333-134245 and No. 333-404413) of Milestone Scientific Inc. and in the related Prospectus of our report dated March 13, 2013 with respect to our audit of the financial statements of Milestone Scientific Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ Holtz Rubenstein Reminick LLP

New York, New York

March 13, 2013